Exhibit 10.25

DESCRIPTION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS COMPENSATION

The compensation payable to all of the Company's non-employee directors is as follows:

      o     An annual cash retainer of $5,000.00.

      o In addition, non-employee directors each receive $700.00 for each regular meeting of the Board of Directors attended.

      o In addition, members of the Audit Committee are paid $250.00 for each Audit Committee meeting attended.

The compensation of executive officers is reviewed and adjusted on an annual basis as of the individual's anniversary date of hire, based upon the approval of the Executive Compensation Committee of the Board of Directors.

As of March 13, 2006, current annual salaries of each of the following executive officers is shown below:

             --------------------------------------------
             Name                           Salary
             --------------------------------------------
             David B. Lee                  $   50,000
             --------------------------------------------
             Donita R. Koval                  300,000
             --------------------------------------------
             Daniel L. Warfel                 228,732
             --------------------------------------------
             David N. Thiel                   136,320
             --------------------------------------------

             --------------------------------------------

Mr. Thiel is an at-will employee of the Company.


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